PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the "**Agreement**") is made to be effective as of this 28th day of August, 2023 (the "**Effective Date**"), between **TCF ELROD, LLC**, a Texas limited liability company ("**Seller**"), and **HNO INTERNATIONAL**, INC., a Nevada corporation, and/or assigns ("**Buyer**").

1. SALE OF PROPERTY

1.1 Description of the Property. In consideration of the Purchase Price (as defined in Section 2.1), the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and conditions hereinafter set forth, Seller shall sell to Buyer and Buyer shall purchase from Seller all of the following described property (collectively, the "**Property**"):

(a) the two tracts of real property legally described in Exhibit "A" attached hereto located at 2212 Elrod Road, Katy in Harris County, Texas, containing approximately 21.3814 acres of real property, more or less, and 1.8554 acres of real property, more or less, located in the H. & T.C.R.R. Company Survey, Section 43, Block 2, Abstract 438, Harris County, Texas (the two tracts being jointly referred to as the "**Land**"), together with all of Seller's interests in any rights, privileges, easements, and appurtenances pertaining to such Land, including without limitation any and all right, title, and interest of Seller in and to (i) adjacent streets, roads, alleys, easements and rights-of-way and any adjacent strips or gores of land, (ii) utilities and entitlements serving the Property, and (iii) rights of ingress and egress;

(b) all improvements located on the Land, if any, and owned by Seller (collectively, the "**Improvements**", together with the Land, sometimes hereinafter collectively referred to as the "**Real Property**");

(c) All of Seller's assignable rights, title and interest, if any, in and to any development rights (the "**Development Rights**") pertaining to the Land including Seller's assignable interests in all permits, plans, governmental approvals and other entitlements from the applicable Governmental Authorities (as defined in Section 4.5), but in each such case, only to the extent assignable without consent or payment; and

(d) All of Seller's right, title and interest under that certain lease dated February 3, 2022, including, without limitation a security deposit in the amount of $480,000 (collectively, the "**Lease**"), between Seller, as landlord, and Bitfeifan Technology Company, LLC, a Texas limited liability company, as tenant (including any deposits previously paid to Seller).

Notwithstanding the foregoing, the "**Property**" shall not include (i) any deposits of Seller held by utility companies with respect to utilities furnished to the Property, which deposits Seller may withdraw immediately after Closing (as hereinafter defined) or (ii) any accounts receivable that are payable for the period prior to Closing (subject to Section 8 hereof) (collectively, "**Excluded Property**").

2. PURCHASE PRICE

2.1 Amount. The purchase price (the "**Purchase Price**") for the Property shall be Ten Million Eight Hundred Thousand and No/100 Dollars ($10,800,000.00), payable to Seller in immediately available funds (by wire transfer or delivery of other immediately available funds) to the Title Company (as defined in Section 3.1) on or before 12:00 noon (in the local time zone of the Property) on the day of Closing, less the Earnest Money (as defined in Section 3.1) deposited with the Title Company, as adjusted for the prorations, credits and allocations provided herein.

2.2 Independent Consideration. Notwithstanding anything in this Agreement to the contrary, One Hundred Dollars ($100.00) of Earnest Money (the "**Independent Consideration**") shall be paid to Seller and considered completely nonrefundable to Buyer in all events, it being the intent of the parties to recognize that such amount has been bargained for and agreed to as independent consideration for Buyer's exclusive right to purchase the Property and the Inspection Period provided hereunder, and for Seller's execution and delivery of this Agreement.

3. EARNEST MONEY.

3.1 Earnest Money Deposit. Within three (3) Business Days following the Effective Date, Buyer shall deposit with Declaration Title Company, 6901 Corporate Drive, Suite 102, Houston, Texas 77036, (713) 998-1069 (the "**Title Company**" or the "**Escrow Agent**") the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) in immediately available funds (such sum, together with all interest earned thereon while in the custody of the Title Company, the "**Earnest Money**").

3.2 Application of Earnest Money. If the sale hereunder is consummated in accordance with the terms hereof, the Earnest Money shall be applied to the Purchase Price at Closing. Upon deposit with Title Company, the Earnest Money shall be non-refundable to Buyer, except as otherwise expressly provided in this Agreement. The Title Company shall, promptly upon receipt, place the Earnest Money in one or more federally insured, interest bearing accounts, with interest thereon to be added to principal as additional Earnest Money and disbursed in the same manner under this Agreement as principal. Interest earned on the Earnest Money shall be reportable under Buyer's taxpayer identification number.

4. SURVEY, TITLE COMMITMENT, INSPECTIONS AND ENTITLEMENTS

4.1 Title and Survey. Buyer may, at Buyer's option, obtain a survey of the Real Property (the "**Survey**") from a duly licensed surveyor of the state where the Property is located and conforming to the current ALTA/NSPS survey requirements for ALTA/NSPS land title surveys. If Buyer obtains a new Survey, Buyer shall promptly deliver an electronic copy of the Survey (capable of being legibly reproduced at scale) to Seller's counsel after receipt. As soon as reasonably practicable, but not later than (10) Business Days following the Effective Date, Buyer shall cause the Title Company to issue and deliver to Buyer and Seller a Commitment for Title Insurance (together with all documents constituting specific exceptions to Seller's title as set forth therein, the "**Title Commitment**") for the issuance of an Owner's Policy of Title Insurance covering the Real Property (the "**Title Policy**"), by the Title Company.

4.2 Objections to Title and Survey.

(a) Buyer shall have until the date that is ten (10) Business Days prior to the expiration of the Inspection Period to deliver to Seller in writing (a "**Notice of Objections**") any objections (an "**Objection**") that Buyer may have to anything contained or set forth in the Title Commitment, Existing Surveys or New Survey. The period of time commencing on the Effective Date and expiring ten (10) Business Days prior to the Inspection Period is referred to herein as the "**Objection Period**". Any matters to which Buyer does not object in the Notice of Objections (including, without limitation, those identified in the Title Commitment, Existing Survey, and/or New Survey) shall be deemed to be permitted exceptions (the "**Permitted Exceptions**"); provided however, that the lien, assignment and/or security interest of any mortgage or deed of trust created by Seller, or any mechanic's lien, materialman's lien, judgment lien or other monetary lien (the "**Removable Liens**") will not constitute a Permitted Exception and Seller shall be obligated to cure or remove all Removable Liens on or before the Closing that constitutes a mortgage or deed of trust created by Seller ("**Required Removable Lien**"). For all purposes of this Agreement, the bonding or indemnification (at Seller's sole cost and expense) against a Removable Lien in a manner such that the Title Company will insure title to the Real Property without an exception for such Removable Lien shall be deemed a cure or satisfaction of such Removable Lien. Seller shall respond to Buyer's Notice of Objection within five (5) Business Days after Seller's receipt thereof (the "**Response Period**"), with a description of the action, if any, which Seller intends to take with regard to such Objections therein (the "**Response Notice**"); provided, however, that Seller shall not be required to take any action or spend any money to cure or remove any Objections other than as necessary to satisfy (or bond) any Required Removable Liens at Closing. If Seller fails to provide Seller's Response Notice, then Seller shall be deemed to have refused to cure such items set forth in Buyer's Notice of Objections. If Buyer timely delivers a Notice of Objections as provided in this Section, and (i) Seller elects not to cure any Objections set forth therein pursuant to a Response Notice, or (ii) any Objection is incapable of cure by Seller, then and in any such event, Buyer may, as Buyer's sole and exclusive remedy and at its option, either terminate this Agreement by written notice to Seller delivered prior to the expiration of the Inspection Period (whereupon the Earnest Money shall be immediately returned to Buyer by the Title Company), or waive and withdraw such Objections and proceed to close the sale contemplated hereby without any reduction in the Purchase Price on account of any such Objections. Should Buyer fail to deliver a termination notice pursuant to this Section 4.2(a) within the time period required by this Section 4.2(a), then Buyer shall be deemed to have waived all Objections except for (x) those Objections which Seller has agreed to cure pursuant to a Response Notice and (y) Required Removable Liens, all which shall be satisfied and removed (or bonded against) by Seller from the Property at or prior to Closing.

(b) If an update to the Title Commitment after the expiration of the Objection Period discloses an exception that is (i) dated or recorded after the date of the Title Commitment and (ii) was not created, caused to be created or consented to in writing by Buyer, (each, a "**New Exception**"), then within five (5) Business Days after Buyer's receipt from the Title Company of notice of such New Exception and a copy thereof, Buyer shall notify Seller in writing of any Objection thereto, and Buyer's rights hereunder to terminate shall be as set forth above in this Section 4.2(b) and the Closing Date (as defined in Section 7.1) shall be extended, if necessary, to accommodate such timing. If Buyer fails to notify

Seller in writing of any such Objection within such five (5) Business Day period, then Buyer shall be deemed to have waived any objection to the New Exception (except for Required Removable Liens), and such New Exception shall be deemed a "Permitted Exception" hereunder.

(c) If by the Closing Date, any Objections which Seller has elected to attempt to cure remain uncured, then, except with respect to Required Removable Liens (for which Seller remains responsible), Buyer shall have the right to elect by written notice provided to Seller on the Closing Date (1) to waive such Objections and proceed to close the transactions contemplated by this Agreement without any abatement in the Purchase Price; or (2) to terminate this Agreement, in which case (A) the Earnest Money shall be promptly returned to Buyer and (B) the parties hereto shall be released from all further obligations hereunder, except those obligations which expressly survive a termination of this Agreement.

(d) Notwithstanding anything in this Agreement to the contrary, all of the following also shall be deemed Permitted Exceptions: (i) liens for taxes that are not yet due and payable or due and payable but not yet delinquent that are the subject of proration, (ii) all zoning and building laws, ordinances, maps, resolutions, and regulations which affect the Property, (iii) all matters that are consented to by Buyer in writing, (iv) all matters that are expressly permitted in accordance with this Agreement or otherwise approved by Buyer (including, without limitation any matters Buyer has agreed to accept pursuant to this Section 4, and (v) all matters that are caused by Buyer or Buyer's Representatives.

4.3 Property Information. Within five (5) Business Days after the Effective Date, Seller shall, at Seller's sole cost and expense, furnish Buyer, via electronic file share, the following items, to the extent in Seller's actual and physical possession or control: (a) any leases or contracts which affect any portion of the Property or its operation as well as any rent rolls, (b) copies of all environmental site assessments or geotechnical reports of the Property or any portion of the Property, (c) copies of any surveys (including Seller's Existing Survey), site plans, soil studies, and (if applicable) certificate of occupancy in Seller's possession, and (d) utility agreements and commitments (collectively the "**Property Documents**").

Any and all information provided by Seller shall be provided to and accepted by Buyer without representation or warranty that it is accurate or complete and shall be subject to Buyer's independent verification, notwithstanding anything to the contrary contained therein or any opinion or comment offered by a representative of Seller with respect thereto, and Buyer agrees that Buyer shall rely on such information at Buyer's own risk, **SELLER HEREBY DISCLAIMS ANY WARRANTY OR REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE PROPERTY INFORMATION.**

4.4 Inspection Period. If, prior to the expiration of the Inspection Period, Buyer determines that Buyer is not satisfied with the Property, for any reason or for no reason, then Buyer may, in its sole and absolute discretion, terminate this Agreement by written notice delivered to Seller prior to the expiration of the Inspection Period, in which event the Earnest Money shall be promptly refunded to Buyer, and the parties shall have no further rights or obligations under this Agreement except for those which expressly survive termination. Upon any termination of this

Agreement for any reason, Buyer shall promptly deliver copies of all due diligence materials it generated to Seller (other than legally privileged communications) and shall return to Seller or destroy the Property Information. Except as otherwise provided herein, if Buyer does not elect to terminate this Agreement during the Inspection Period, Buyer shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 0. As used herein, the term "**Inspection Period**" shall mean the period from the Effective Date and ending at 5:00 P.M. Pacific Time on the date that is thirty (30) days following the Effective Date.

4.5 Inspections. During the Inspection Period, Buyer and its consultants, agents and representatives (collectively, "**Buyer's Representatives**") shall have the right to enter upon the Real Property to perform, at Buyer's expense, such tests, studies and investigations as Buyer may deem appropriate, provided that Buyer is in full compliance with all of the terms of this Agreement; provided, however, Buyer shall not be permitted to perform any Phase II environmental assessments or any tests that require the physical alteration or invasion of the Real Property (including, without limitation, borings or samplings), without the prior written consent of Seller in each instance. Any request by Buyer to Seller for permission to conduct any invasive testing shall be in writing and shall be accompanied by a written scope of the intended work in sufficient detail to allow Seller to reasonably evaluate the request and the additional insurance, if any, proposed to be carried by Buyer. Buyer shall not cause or permit any mechanics' liens, materialmen's liens, or other liens to be filed against the Property as a result of Buyer's or Buyer's Representatives' activities. Buyer shall provide to Seller final copies of all third party reports commissioned by or on behalf of Buyer or its affiliates related to the Property, within five (5) Business Days following the termination of this Agreement, unless such termination was the result of Seller's default of this Agreement.

4.6 Insurance and Indemnification. Buyer shall obtain and cause Buyer's Representatives to maintain and have in effect, at Buyer's sole cost and expense, at all times during any investigative activities on the Real Property, workers' compensation insurance, with statutory limits of coverage, and comprehensive general liability insurance with (i) appropriate coverages, (ii) waiver of subrogation, and (iii) limits of not less than One Million Dollars ($1,000,000), combined single limit, for personal injury, including bodily injury and death, and property damage. Such insurance shall name Seller, Seller's property manager, and such other parties as Seller may designate as additional insured parties, shall be in form reasonably acceptable to Seller, and shall not be modified or terminated without thirty (30) days' prior written notice to Seller. Buyer shall deliver to Seller, prior to entry upon the Property, evidence reasonably satisfactory to Seller that the insurance required hereunder is in full force and effect. Buyer agrees to indemnify, defend and hold Seller and its parents, shareholders, directors, officers, employees, managers, investment and other advisors, and other agents and representatives (collectively, the "**Indemnified Parties**") harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) actually suffered or incurred by any of the Indemnified Parties as a result of or in connection with any activities of Buyer or Buyer's Representatives conducted pursuant to this Agreement or otherwise pertaining to the Property, including, without limitation, mechanics' liens, damage to the Property, and injury to persons or property resulting from such activities (but excluding any matters resulting from the discovery of any pre-existing condition, except to the extent that Buyer's activities exacerbate any such pre-existing condition), and, in connection therewith but not in limitation thereof, in the event that the Property is damaged in any way as a result of such activities, Buyer shall promptly repair such damage. Buyer's obligations under this Section shall survive Closing and/or any termination of this

Agreement, provided, however, that the insurance policy referenced herein may be canceled by the Buyer sixty (60) days after the Closing or termination of this Agreement. In making any inspection hereunder, Buyer will treat all information obtained by Buyer pursuant to the terms of this Agreement as required pursuant to Section 14.12 hereof.

5. REPRESENTATIONS AND COVENANTS

5.1 Buyer's Representations. As of the Effective Date, Buyer represents and warrants to Seller that:

(a) Formation; Authority. Buyer is duly organized and legally existing under the laws of the State of Nevada. If the Agreement is assigned as permitted by this Agreement, then at the time of assignment, such assignee will be duly organized and/or legally existing under the laws of the State of Texas, and at Closing will be duly qualified to transact business in the State of Texas. The execution and delivery of, and performance under, this Agreement are within Buyer's powers and have been duly authorized.

(b) Litigation. There are no pending or, to the knowledge of Buyer, threatened litigation or administrative proceedings which would materially and adversely affect the ability of Buyer to perform any of its obligations hereunder.

(c) Prohibited Persons and Transactions. Buyer is not a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("**OFAC**") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, threaten to Commit, or Support Terrorism), or other governmental action.

(d) ERISA. Buyer is not and is not acting on behalf of an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a "plan" within the meaning of the Code, or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. § 2510.3-101 of any such employee benefit plan or plans.

Buyer's representations and warranties in this Section 5.1 shall survive the Closing.

5.2 Seller's Representations. As of the Effective Date, Seller represents and warrants to Buyer that:

(a) Formation; Authority. Seller is duly formed and legally existing under the laws of the State of Texas. The execution and delivery of, and performance under, this Agreement are within Seller's powers and have been duly authorized. The person executing this Agreement on behalf of Seller has the authority to do so.

(b) Litigation; Tax Appeals. There are no pending, or to the knowledge of Seller threatened in writing, litigation or administrative proceedings affecting Seller (including, without limitation, condemnation), the Property or the operation thereof that, if adversely

decided, would materially and adversely affect the Property or Seller's right to sell the Property.

(c) Leases. To the best of Seller's knowledge, except for the Lease, there are no leases, subleases or other occupancy agreements in effect and relating to the Property.

(d) Service Contracts. To the best of Seller's knowledge, Seller is not currently a party to any maintenance, repair, service, pest control and similar operational contracts (including but not limited to janitorial, elevator and landscaping agreements) that would be binding on the Buyer or Property after the Closing.

(e) Foreign Person. Seller is not a "foreign person" within the meaning of Sections 1445 and 7701 the Internal Revenue Code of 1986, as amended (the "**Code**").

(f) Prohibited Persons and Transactions. Seller is not a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, threaten to Commit, or Support Terrorism), or other governmental action.

(g) Employees. Seller has no employees.

5.3 Seller's Knowledge. For purposes of this Agreement, whenever the phrase "**to Seller's knowledge**" or the "**knowledge**" of Seller or words of similar import are used, they shall be deemed to mean and are limited to the current, actual knowledge of Joshua Ungerecht (and not any implied, imputed or constructive knowledge of such individuals), and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review the Property Information. Seller represents the foregoing individual is the individual most likely to have knowledge concerning the matters represented by Seller in this Agreement; provided, however, such individual is acting solely within its capacity as an officer and/or employee of Seller and in no manner expressly or impliedly is making any representations or warranties to Buyer herein or otherwise in an individual capacity, and such individual shall not have any personal liability for any representations or warranties made by Seller under this Agreement. Buyer waives any right to sue or to seek any personal judgment or claim against the foregoing individual.

5.4 "**As Is**", "**Where Is**". **BUYER HEREBY ACKNOWLEDGES AND AGREES THAT BUYER HAS OR WILL HAVE, PRIOR TO THE END OF THE INSPECTION PERIOD, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY AS DEEMED NECESSARY BY BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY. BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT BUYER IS RELYING AND WILL RELY SOLELY UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PROPERTY BY BUYER AND THAT BUYER IS PURCHASING THE PROPERTY ON AN "AS IS," "WHERE IS" AND "WITH ALL FAULTS" BASIS, WITHOUT REPRESENTATIONS, WARRANTIES AND COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS.**

THE PURCHASE PRICE REFLECTS THE FACT THAT THE PROPERTY IS BEING PURCHASED BY BUYER ON AN "AS IS," "WHERE IS" BASIS, AND BUYER HEREBY WAIVES AND RELINQUISHES (AND AT THE CLOSING WILL BE DEEMED TO WAIVE AND RELINQUISH, BY ACCEPTANCE OF THE DEED AND OTHER DOCUMENTS DESCRIBED IN SECTION 7.1) ALL RIGHTS AND PRIVILEGES ARISING OUT OF, OR WITH RESPECT OR IN RELATION TO, ANY REPRESENTATIONS, WARRANTIES AND COVENANTS, WHETHER EXPRESS OR IMPLIED, WHICH MAY HAVE BEEN MADE OR GIVEN, OR WHICH MAY BE DEEMED TO HAVE BEEN MADE OR GIVEN, BY SELLER, OTHER THAN SELLER'S WRITTEN REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXCLUDED FROM THE TRANSACTION CONTEMPLATED HEREBY, AS ARE ANY WARRANTIES ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, AND THAT SELLER HAS NOT WARRANTED, AND DOES NOT AND WILL NOT WARRANT, THAT THE PROPERTY NOW MEETS OR IN THE FUTURE WILL MEET OR COMPLY WITH THE REQUIREMENTS OF ANY ORDINANCE, REGULATION OR SAFETY CODE OF THE COUNTY AND STATE IN WHICH THE PROPERTY IS LOCATED, OR ANY OTHER AUTHORITY OR JURISDICTION EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. SUBJECT TO BUYER'S RIGHT TO RELY ON SELLER'S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, BUYER SHALL ASSUME ALL RISK AND LIABILITY (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF THE PROPERTY. THE PROVISIONS OF THIS SECTION 5.4 SHALL SURVIVE CLOSING.

5.5 Seller's Covenants. Seller hereby covenants and agrees with Buyer that after the Effective Date and prior to Closing (or any earlier termination of this Agreement pursuant to its terms):

(a) Operations in the Ordinary Course. Seller will maintain the Property in the ordinary course of business and in substantial accordance with its past practices.

(b) Encumbrances. Seller will not, without the prior written consent of Buyer, place any (i) easement, covenant, condition, right-of-way or restriction on the Property, or (ii) modify or amend any existing easement, covenant, condition, right-of-way restriction, or other encumbrance affecting the Property, that would, in either event, have a material and adverse effect on Buyer or the Property following the Closing.

(c) **Sale Negotiations. Following the Effective Date, Seller will not engage in negotiations for the sale or lease of the Property.**

6. CONDITIONS

6.1 Conditions for Seller's Benefit. The obligations of Seller to consummate the sale contemplated by this Agreement are subject to the following conditions:

(a) Buyer shall deliver to the Title Company the Purchase Price.

(b) Buyer shall have timely complied in all material respects with its obligations hereunder.

(c) All representations and warranties expressly made by Buyer herein shall have been and remain truthful in all material respects as of the Closing Date, as if such representations and warranties had been made as of the Closing Date.

(d) At Closing, Buyer shall deliver all documents and instruments required to be delivered by Buyer pursuant to Section 7.1(b).

Notwithstanding anything to the contrary contained in this Agreement, if any one of the above conditions is not satisfied, Seller may, at its option, waive such condition or Seller may, as Seller's sole and exclusive remedy, terminate this Agreement by written notice thereof to Buyer in accordance with the terms hereof, in which event the Earnest Money shall be promptly refunded to Buyer (unless the failure of such condition is, or is a direct result of, a default by Buyer under this Agreement, in which event Seller shall have the rights and remedies provided under Section 11.3 below), and thereafter the parties shall have no further obligation to the other under this Agreement except for those which expressly survive termination of this Agreement.

6.2 Conditions for Buyer's Benefit. The obligations of Buyer to consummate the sale contemplated by this Agreement are subject to the following conditions:

(a) Seller shall have timely complied in all material respects with its obligations hereunder.

(b) All representations and warranties expressly made by Seller herein shall have been and remain truthful in all material respects as of the Closing Date, as if such representations and warranties had been made as of the Closing Date.

(c) At Closing, Seller shall deliver all documents and instruments required to be delivered by Buyer pursuant to Section 7.1(a).

Notwithstanding anything to the contrary contained in this Agreement, if any one of the above conditions is not satisfied, Buyer may, at its option, waive such condition or Buyer may, as Buyer's sole and exclusive remedy, terminate this Agreement by written notice thereof to Seller in accordance with the terms hereof, in which event the Earnest Money shall be paid to Buyer (unless the failure of such condition is, or is a direct result of, a default by Seller under this Agreement, in which event Buyer shall have the rights and remedies provided under Section 11.2 below), and thereafter the parties shall have no further obligation to the other under this Agreement except for those that expressly survive termination of this Agreement. In the event the Closing occurs, all

conditions set forth in Sections 6.1 and 6.2 shall be deemed to be satisfied and/or waived by Seller and Buyer, respectively.

7. CLOSING

7.1 Closing. Provided that all of the conditions of this Agreement shall have been satisfied on or prior to the Closing Date (hereinafter defined), the closing of the sale contemplated herein ("**Closing**") shall be held at the Title Company (by mail or through escrow). The Closing shall include escrow letters and a proforma Owner's Policy without personal attendance and with the option for the parties to execute documents outside of the Title Company's offices and/or the State of Texas; provided, however, that the closing shall occur on September 30, 2023, or such earlier date as Buyer and Seller may mutually agree in writing (the "**Closing Date**"), subject to Buyer's and/or Seller's rights to extend the Closing Date as provided in Section 11.1 hereof or in any other Section hereof.

(a) Seller Deliverables. At Closing, the Seller shall deliver to the Title Company in escrow the following documents and instruments, each duly executed and acknowledged by Seller:

(i) a Special Warranty Deed (the "**Deed**") dated as of the Closing Date, conveying the Real Property to Buyer in the form of Exhibit "B" attached hereto;

(ii) a Bill of Sale and Blanket Assignment (the "**Assignment**") dated as of the Closing Date in the form of Exhibit "C" attached hereto;

(iii) if required by the Title Company, evidence reasonably acceptable to the Title Company, authorizing the consummation by Seller of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Seller;

(iv) an executed certificate with respect to Seller's non foreign status sufficient to comply with the requirements of Section 1445 of the Code, commonly known as the Foreign Investment in Real Property Tax Act of 1980, and regulations applicable thereto;

(v) an executed copy of Internal Revenue Service Form 1099 as required by the Tax Reform Act of 1986, and all regulations applicable thereto;

(vi) any applicable transfer tax forms or conveyance forms required to be executed by Seller pursuant to applicable law;

(vii) such documents or affidavits as are customary and reasonably requested by the Title Company, to induce the Title Company to insure Buyer against (a) any so-called "gap" risk between the time of Closing and the recordation of the Deed, and (b) liens for non-payment of taxes or work performed by contractors, suppliers and brokers at any time before Closing, in form and substance reasonably acceptable to Seller; and

(viii) a settlement statement showing all of the payments, adjustments and prorations provided for in Section 8 and otherwise agreed upon by Seller and Buyer (the "**Settlement Statement**").

(b) Buyer Deliverables. At Closing, Buyer shall deliver (or cause to be delivered) to Seller (1) the Purchase Price (net of the Earnest Money and any adjustments set forth herein) and (2) the following items, documents and instruments, each duly executed and acknowledged by Buyer:

(i) the Deed (if any signatures are required by Buyer);

(ii) the Assignment;

(iii) the Settlement Statement

(iv) a certificate, in form and substance reasonably satisfactory to Seller, that all representations and warranties contained in Section 5.1 above (other than those made solely as of the Effective Date) remain, as of the Closing Date, true and correct in all material respects as when first made hereunder;

(v) any applicable transfer tax forms or conveyance forms required to be executed by Buyer pursuant to applicable law; and

(vi) evidence reasonably acceptable to the Title Company, authorizing the consummation by Buyer of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Buyer.

(c) Further Assurance Deliverables. At Closing, Seller and Buyer shall execute and deliver such other instruments and documents (including closing statements) as may be necessary in order to complete Closing of the transactions contemplated hereunder, the form and content of which shall be reasonably acceptable to Seller and Buyer.

(d) Right to Adjourn Closing. If, on the Closing Date, Seller fails or is unable to convey title to the Property in accordance with this Agreement, Seller shall be entitled, upon written notice delivered to Buyer on or prior to the Closing Date, to reasonable adjournments of the Closing.

7.2 Closing Costs.

(a) Title and Survey Costs. Buyer shall pay (a) the cost of the Survey (if any); (b) the costs and expenses incurred by Buyer in connection with any financing it may obtain and any lender expenses, fees or charges; (c) one-half (1/2) of the escrow fees charges by the Title Company; (d) the cost of any endorsements or other modifications to the Title Policy requested by Buyer as well as the standard premium for the Lender's Title Policy; and (e) all sales and use taxes with respect to the Property, if any. Seller shall pay (i) all deed taxes, transfer taxes, and documentary stamp fees assessed against the Deed, if applicable; (ii) the cost to record any required releases of Required Removable Liens; (iii)

the standard premium for the Owner's Title Policy; and (iv) one-half (1/2) of the escrow fees charges by the Title Company.

(b) Other Closing Costs. Each party shall pay its own attorneys' fees, and Buyer shall pay its own costs of reviewing materials submitted to it for review during the term of this Agreement. Any other costs or expenses incident to the transaction which is the subject of this Agreement (and/or the Closing thereof) that are not expressly provided for above shall be allocated between and paid by the parties hereto in accordance with the then common custom and practice in the county and state where the Property is located.

8. PRORATIONS

8.1 Calculations. For purposes of calculating prorations hereunder, Buyer shall be deemed to be in title to the Property, and, therefore, entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and shall be based upon the actual number of days in the month and a three hundred sixty-five (365) day year. Except as set forth in this Section 8, all items of income and expense with respect to the Property which accrue for the period prior to the Closing Date will be for the account of Seller and all items of income and expense with respect to the Property which accrue for the period on and after the Closing Date will be for the account of Buyer.

8.2 Ad Valorem Taxes. All non-delinquent real estate taxes and assessments attributable to the Property for the current tax year will be prorated at Closing. Seller shall be charged with all such taxes assessed with respect to all periods prior to, but not including, the Closing Date, and Buyer shall be charged with all taxes following the Closing Date and all taxes with respect to the Closing Date and all periods thereafter. If the applicable tax rate and assessments for the Property have not been established for the tax year in which Closing occurs the proration of real estate taxes will be based at Closing upon the rate and assessments for the preceding tax year. All taxes imposed because of a change of use of the Property after Closing will be paid by Buyer. Real property tax refunds and credits received after the Closing which are attributable to a fiscal tax year prior to the Closing shall belong to Seller, and those which are attributable to the fiscal tax year in which the Closing occurs shall be prorated based upon the date of Closing.

8.3 Rollback Taxes. Notwithstanding the foregoing, Buyer shall be responsible for any and all "rollback" or agricultural exemption taxes and other taxes assessed from and after Closing which are attributable to the period prior to Closing due to a change in land use, ownership or otherwise. Buyer and Seller acknowledge that the foregoing provision constitutes the express provision for the payment of any additional ad valorem taxes and interest that become due as a penalty because of (i) the transfer of land; or (ii) a subsequent change in the use of land, as specified in Section 5.010(d) of the Texas Property Code.

8.4 Other Income and Expenses. All other income and ordinary operating expenses for or pertaining to the Property, including, but not limited to, public utility charges, maintenance and service charges and all other normal operating charges of the Property shall be prorated as of Closing; provided that Buyer shall not be obligated for payments under any management

agreements affecting the Property and the same shall be terminated prior to Closing unless Buyer expressly elects to assume the same.

8.5 Survival; Reconciliation. The provisions of Section 8 shall not merge with the Deed and shall survive the Closing. The amount of such prorations shall be initially determined at Closing but shall, if such information is not available at the Closing, or if there are any errors in prorations or adjustments made at the Closing, be subject to adjustment in cash after the Closing as and when complete and accurate information with respect thereto becomes available or following the discovery of such errors. Seller and Buyer agree to cooperate reasonably with one another and to use their commercially reasonable efforts to make such adjustments no later than ninety (90) days after the Closing.

8.6 Proration Statement. Seller shall prepare a statement of the prorations and adjustments required by this Agreement and submit it to Buyer at least two (2) Business Days prior to the Closing Date.

9. SURVIVAL

9.1 Survival. All warranties and representations of Seller contained in this Agreement shall survive the Closing for a period of one (1) year after Closing (the "**Survival Period**"). Seller's aggregate post-Closing liability for Losses arising under this Agreement, including, without limitation any documents delivered at Closing, shall not exceed Fifty Thousand and No/100 Dollars ($50,000.00) (the "**Cap**"). Buyer shall provide written notice of any alleged Seller liability with specificity (a "**Claim Notice**") to Seller prior to the expiration of the Survival Period; it being agreed that in all cases (including any provision of applicable law to the contrary), any action that may be brought for any alleged Seller liability under this Agreement, including, without limitation, the documents delivered at Closing, will be waived and forever barred unless, no later than the last day of the Survival Period, Buyer delivers a Claim Notice to Seller regarding the same. Buyer shall allow Seller thirty (30) days within which to cure such breach or settle such claim, or, if such breach or settlement cannot reasonably be cured or accomplished within thirty (30) days, an additional reasonable time period, so long as such cure has been commenced within such thirty (30) days and is being diligently pursued. If Seller fails to cure such breach or settle such claim after a Claim Notice and within such cure period, Buyer's sole remedy shall be an action at law for out-of-pocket Losses actually incurred as a consequence thereof and subject to the limitations as set forth in this Section 9.1. "**Losses**" means all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, fines, penalties, costs and expenses (including reasonable attorneys' fees,) actually incurred by Buyer, but excluding incidental, consequential and punitive damages.

10. COMMISSIONS

10.1 Commissions. Seller represents to Buyer that Seller has not employed any outside broker or finder in connection with the transaction contemplated by this Agreement except for Rick Lawler of Ryan Environmental Solutions LLC ("**Seller's Consultant**"). Buyer represents to Seller that Buyer has not employed any outside broker or finder in connection with the transaction contemplated by this Agreement other than Anthony Le from Double Eight Properties, Inc. ("**Buyer's Broker**"). Seller's Consultant, together with Buyer's Broker are collectively referred to as the "**Brokers**". At Closing, Seller shall pay a commission totaling six percent (6%) of the

Purchase Price (three percent (3%) to each of Seller's Consultant and Buyer's Broker). Each party hereto shall and does hereby agree to indemnify and hold the other harmless from and against any claims, costs, fees, expenses and liabilities in connection with claims to fees, commissions or other compensation by any other broker or finder allegedly employed by the indemnifying party. Such indemnification shall survive Closing and any earlier termination of this Agreement.

11. TERMINATION AND REMEDIES

11.1 Notice and Opportunity to Cure. Notwithstanding anything to the contrary herein, in the event that either Seller or Buyer is in breach or default of this Agreement during the period up to (and including) the Closing hereunder, the other party shall, prior to exercising any remedies provided herein on account of such breach or default, deliver written notice to the breaching or defaulting party detailing such breach or default with specificity, and such breaching or defaulting party shall have a period of five (5) days in which to cure such breach or default, failing which the party not in breach or default shall have and may exercise all rights and remedies provided herein; provided, however, that neither party shall be entitled to any cure period for a failure to close on the Closing Date.

11.2 SELLER'S DEFAULT. IN THE EVENT OF A DEFAULT BY SELLER HEREUNDER AND SELLER FAILS TO CURE SUCH DEFAULT PURSUANT TO SECTION 11.1, THEN BUYER SHALL BE ENTITLED, AS BUYER'S SOLE AND EXCLUSIVE REMEDY, TO EITHER (I) ENFORCE SPECIFIC PERFORMANCE HEREUNDER; PROVIDED, HOWEVER, THAT BUYER MUST PROVIDE WRITTEN NOTICE TO SELLER OF ITS EXERCISE OF SUCH RIGHT TO SPECIFIC PERFORMANCE WITHIN THIRTY (30) DAYS AFTER THE SCHEDULED DATE FOR THE CLOSING AND COMMENCE SUCH AN ACTION WITHIN THIRTY (30) DAYS THEREAFTER (BUYER AGREES THAT ITS FAILURE TO TIMELY PROVIDE NOTICE AND/OR COMMENCE SUCH AN ACTION FOR SPECIFIC PERFORMANCE WITHIN SUCH PERIODS SHALL BE DEEMED A WAIVER BY IT OF ITS RIGHT TO COMMENCE AN ACTION FOR SPECIFIC PERFORMANCE AS WELL AS A WAIVER BY IT OF ANY RIGHT IT MAY HAVE TO FILE OR RECORD A NOTICE OF *LIS PENDENS* OR NOTICE OF PENDENCY OF ACTION OR SIMILAR NOTICE AGAINST ANY PORTION OF THE PROPERTY, ANY SUCH ACTION BY BUYER BEING DEEMED TO BE A SLANDER OF TITLE AND ENTITLE SELLER TO DAMAGES), IN THAT EVENT, HOWEVER, BUYER WOULD STILL HAVE A RIGHT TO HAVE THE EARNEST MONEY RETURNED TO BUYER, (II) TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO SELLER AND HAVE THE EARNEST MONEY RETURNED TO BUYER OR (III) WAIVE THE SELLER'S DEFAULT AND PROCEED TO CLOSING HEREUNDER. HOWEVER, THIS SECTION SHALL NOT LIMIT BUYER'S RIGHT TO RECOVER ATTORNEYS' FEES PURSUANT TO SECTION 14.8 OR TO RECEIVE, THE BENEFIT OF THE INDEMNITIES SET FORTH IN SECTION 10.1. UNDER NO CIRCUMSTANCES SHALL SELLER BE LIABLE FOR OR SUBJECT TO ANY CLAIM FOR ANY INCIDENTAL, CONSEQUENTIAL AND PUNITIVE DAMAGES.

11.3 BUYER'S DEFAULT. IN THE EVENT OF A DEFAULT BY BUYER HEREUNDER AND BUYER FAILS TO CURE SUCH DEFAULT PURSUANT TO SECTION 11.1, SELLER MAY, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, EITHER (I) WAIVE THE BUYER'S DEFAULT AND PROCEED TO CLOSING HEREUNDER OR (II)

TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER, WHEREUPON THE TITLE COMPANY SHALL PAY THE EARNEST MONEY TO SELLER UPON REQUEST AS LIQUIDATED DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY. SELLER AND BUYER AGREE THAT SUCH AMOUNT IS REASONABLE AS LIQUIDATED DAMAGES, DUE TO THE DIFFICULTY AND INCONVENIENCE OF ASCERTAINING AND MEASURING ACTUAL DAMAGES, AND THE UNCERTAINTY THEREOF. SELLER MUST ACCEPT PAYMENT OF THE EARNEST MONEY AS SELLER'S SOLE AND EXCLUSIVE REMEDY UNLESS BUYER FILES A LIS PENDENS OR OTHER DOCUMENT AGAINST THE PROPERTY; PROVIDED, HOWEVER, NOTHING IN THIS SECTION SHALL LIMIT SELLER'S RIGHT TO RECOVER ATTORNEYS' FEES PURSUANT TO SECTION 14.8 OR TO RECEIVE, IN ADDITION TO THE EARNEST MONEY, THE BENEFIT OF THE INDEMNITIES SET FORTH IN SECTION 10.1.

12. CONDEMNATION, ASSESSMENTS, RISK OF LOSS AND LIABILITY OF BUYER

12.1 Condemnation. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or any portion thereof, Seller will notify Buyer of the pendency of such proceedings. In the event of the institution of proceedings for condemnation of all or any material portion of the Property or the sale of all or any material portion of the Property in lieu of condemnation, Buyer shall have the option to terminate this Agreement by notice in writing to Seller within ten (10) days after Buyer's receipt of written notice from Seller of such proceeding, in which event the Earnest Money shall be returned to Buyer, and thereafter the parties shall have no further right or obligation hereunder except for the provisions hereof which expressly survive the termination of this Agreement. If Buyer does not timely elect to terminate this Agreement pursuant to the preceding sentence, or if the condemnation or sale in lieu of condemnation does not affect a material portion of the Property, then this Agreement shall remain in full, force and effect and the Closing shall take place as herein provided without abatement of the Purchase Price, whereupon Buyer shall take title subject to such condemnation or sale and Seller shall assign to Buyer at the Closing any and all rights and claims Seller may have to the proceeds of any such condemnation or sale in lieu of condemnation. For the purposes of this Section 12.1, a condemnation shall be deemed to affect a material portion of the Property if it (i) materially and adversely affects access to and from the Property, or (ii) where the estimated loss of value as a result thereof, as reasonably determined by a real estate appraiser designated by Seller and approved by Buyer (which approval shall not be unreasonably withheld), exceeds five percent (5%) of the Purchase Price (the "**Material Amount**"). In the event Buyer does not elect to terminate this Agreement in accordance with this Section, Seller, until the Closing Date, shall have the right to negotiate, compromise or contest the obtaining of any awards, subject to Buyer's written consent, which consent shall not be unreasonably withheld or delayed.

12.2 Limitation of Liability. Any and all liabilities and obligations of either party under this Agreement shall be satisfied solely out of the properties and assets of such party, as they may exist from time to time, and in no event shall the properties or assets of the direct or indirect partners of Buyer or Seller, or of the affiliate partnerships or corporations or successors or assigns of any such direct or indirect partners or affiliates, or the directors, officers or shareholders of any of the foregoing, be subject to satisfaction of any liabilities or obligations of either party under this Agreement.

13. NOTICES

13.1 Notices. All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, upon the date of receipt or refusal, or, with respect to notice by electronic transmission, on the date notice is sent, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day:

If to Buyer:	HNO International 41558 Eastman Drive Murrietta, CA 92562 Attn: Donald Owens Email: dowens@hnointl.com
With copy to:	Orval Lee Marlow II Morris, Lendais, Hollrah & Snowden 520 Post Oak Blvd., Suite 700 Houston, Texas 77027 Email: omarlow@mlhs.net Phone: 713-966-7200 Fax: 713-966-7225
If to Seller:	TCF Elrod, LLC c/o Telos Capital, LLC 1055 East Colorado Blvd., Suite 310 Pasadena, CA 91106 Attn: Joshua Ungerecht Phone: (855) 317-4448 Email: joshua@exchangeright.com
With copy to:	c/o Telos Capital, LLC 1055 East Colorado Blvd., Suite 310 Pasadena, CA 91106 Attn: Legal Department Phone: (855) 317-4448 Email: legal@exchangeright.com
If to the Title Company:	Declaration Title Company 6901 Corporate Drive, Suite 102 Houston, TX 77036 Attn: ________________ Email: ________________

14. MISCELLANEOUS

14.1 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior written and oral agreements. No modification or amendment of this Agreement shall be of any force or effect unless made in writing and executed by Buyer and Seller.

14.2 Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute the agreement of the parties. The parties further agree that an executed facsimile or electronic counterpart hereof shall constitute a binding agreement and be treated as an original document.

14.3 Time of the Essence; Business Day. Time is of the essence with respect to the performance of all obligations provided herein and the consummation of all transactions contemplated hereby. The term "**Business Day**" shall mean any day other than a Saturday, Sunday or day on which commercial banks in the state where the Property is located are authorized by law to be closed.

14.4 Assignment. This Agreement, and the rights and obligations hereunder, may not be assigned by Buyer without the prior written consent of Seller. Any such assignment shall not release Buyer from the obligations under this Agreement and Buyer shall remain primarily liable hereunder.

14.5 Dates. Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on a day that is not a Business Day, then in such event said date shall be extended to the next Business Day. All references in this Agreement to "the date hereof," "the date of this Agreement" or similar references shall be deemed to refer to the Effective Date.

14.6 Binding on Successors and Assigns. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns whenever the context so requires or admits.

14.7 Records. Buyer shall not file this Agreement, nor any memorandum hereof, in any public records without the prior written consent of Seller, and any such memorandum which is filed without such consent shall be a material breach of this Agreement by Buyer.

14.8 Attorneys' Fees. Subject to the other provisions of this Agreement, should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with said proceeding. Prevailing party shall mean and is hereby defined by the parties to mean that party which the court finds and/or declares is the prevailing party, whether or not that party obtains monetary, declaratory, injunctive, equitable or nominal relief.

14.9 Reporting Person. The Title Company is hereby designated as the "**Reporting Person**" pursuant to Section 6045 of the Code and the regulations promulgated thereunder.

14.10 Section Headings. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

14.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and any litigation regarding this Agreement or the Property must be filed in the state or federal courts located in Harris County, Texas.

14.12 Confidentiality. Notwithstanding anything to the contrary contained elsewhere herein, Seller and Buyer hereby acknowledge that all information furnished by Seller to Buyer or obtained by Buyer in the course of Buyer's investigation of the Property, or in any way arising from or relating to any and all studies or entries upon the Property by Buyer, its agents or representatives, shall be treated as confidential information and further, that if any such confidential information is disclosed to third parties, Seller may suffer damages and irreparable harm. In connection therewith, Buyer agrees that Buyer will not disclose, without the prior express written consent of Seller, any of the contents or information contained in the Property Information or any reports or studies made in connection with Buyer's investigation of the Property, in any form whatsoever (including, but not limited to, any oral information received by Buyer during the course of Buyer's inspection of the Property), to any party other than Seller, Seller's agents or representatives, or Buyer's agents, representatives, investors, attorneys, consultants or potential tenants and lenders (and such lender's legal counsel or consultants) so long as such person or entity to whom disclosure is made has been advised that all such information is strictly confidential, unless and to the extent such disclosure of the same is required by law, rule or regulation (including the rules and regulations of the Securities and Exchange Commission and any good faith interpretation thereof by securities counsel to Buyer), or if the contents or information contained in any such reports or studies are in the public domain for reasons other than Buyer's disclosure in violation of this Agreement or were previously known by Buyer. Buyer and Seller hereby acknowledge and agree that neither party hereto shall make any public announcement or press release relative to the transaction contemplated hereby prior to the Closing Date without the consent of the other party. The foregoing covenants shall survive the Closing or earlier termination of this Agreement.

14.13 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14.14 Like-Kind Exchange. Each of Buyer and Seller shall have the right, at its respective election, to treat the transaction contemplated by this Agreement as a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code and Seller and Buyer shall cooperate with the electing party in all reasonable respects in the event of such an election; provided, however, that in no event shall (i) the Closing Date be postponed in connection with any such election and (ii) the non-requesting party be required to take title to any other real property or to incur any additional expenses or liability in order to effectuate the like-kind exchange. The requesting party, whether Seller or Buyer, agrees to indemnify, defend and hold the other party harmless from and against any and all costs, expenses, claims and other liabilities of any kind arising with regard to the effectuation of a tax-free exchange as described herein. Notwithstanding anything to the contrary

provided herein, the non-requesting party makes no representations or warranties as to the tax treatment for the transaction contemplated hereby or the ability of the transaction contemplated to qualify for like-kind exchange treatment pursuant to Section 1031 of the Internal Revenue Code. In the event both parties desire to effectuate a like-kind exchange as described herein, each party shall pay any and all costs associated with their respective transactions.

14.15 WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BUYER AND SELLER (A) COVENANTS NOT TO AND WILL NOT ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR THE RELATIONSHIP BETWEEN THE PARTIES AS BUYER AND SELLER, THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL. THE TERMS OF THIS SECTION 14.15 SHALL SURVIVE THE CLOSING.

14.16 Further Assurances. Seller and Buyer will cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement, and will: (a) provide upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request to carry out the intent of this Agreement and the transactions contemplated herein; provided, however, no party will be obligated to provide any further assurance that would materially increase the liabilities or obligations of such party hereunder or materially reduce the rights and benefits of such party hereunder. The terms of this Section 14.16 shall survive the Closing.

14.17 Escrow Provisions The Title Company, in its capacity as Escrow Agent, shall not be liable: (a) to any of the parties for any act or omission to act except for its own negligence or willful misconduct; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by the Title Company or exchanged by the parties hereunder, unless the Title Company prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by the Title Company, has instructed the Title Company to comply with said time limit; or (e) for the default, error, action or omission of either Seller or Buyer. The Title Company, in its capacity as Escrow Agent, shall be entitled to rely on any document or paper received by it, believed by the Title Company, in good faith, to be bona fide and genuine. In the event of any dispute as to the disposition of the Earnest Money or any other monies held in escrow, or of any documents held in escrow, the Title Company may, if the Title Company so elects, interplead the matter by filing an interpleader action in a court of competent jurisdiction in the county or circuit where the Real Property is located (to the jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Earnest Money, or deposit any such documents with respect to which there is a dispute in the registry of such court, whereupon the Title Company shall be relieved and released from any further

liability as the Escrow Agent hereunder. The Title Company, in its capacity as Escrow Agent, shall not be liable for the Title Company's compliance with any legal process, subpoena, writ, order, judgment and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed. The foregoing disclaimers of liability shall not apply, and the Title Company shall be fully liable for, all obligations of the title insurer under the Title Policy.

14.18 **NOTICE REGARDING POSSIBLE ANNEXATION – TEXAS PROPERTY CODE SECTION 5.011. IF THE LAND IS LOCATED OUTSIDE THE LIMITS OF A MUNICIPALITY, THE LAND MAY NOW OR LATER BE INCLUDED IN THE EXTRA-TERRITORIAL JURISDICTION (ETJ) OF A MUNICIPALITY AND MAY NOW OR LATER BE SUBJECT TO ANNEXATION BY THE MUNICIPALITY. EACH MUNICIPALITY MAINTAINS A MAP THAT DEPICTS ITS BOUNDARIES AND ETJ. TO DETERMINE IF THE PROPERTY IS LOCATED WITHIN A MUNICIPALITY'S ETJ, BUYER SHOULD CONTACT ALL MUNICIPALITIES LOCATED IN THE GENERAL PROXIMITY OF THE PROPERTY FOR FURTHER INFORMATION.**

14.19 **NOTICE REGARDING POSSIBLE LIABILITY FOR ADDITIONAL TAXES (ROLL BACK TAXES) – TEXAS PROPERTY CODE SECTION 5.010. IF FOR THE CURRENT AD VALOREM TAX YEAR THE TAXABLE VALUE OF THE LAND THAT IS THE SUBJECT OF THIS AGREEMENT IS DETERMINED BY A SPECIAL APPRAISAL METHOD THAT ALLOWS FOR APPRAISAL OF THE LAND AT LESS THAN ITS MARKET VALUE, THE PERSON TO WHOM THE LAND IS TRANSFERRED MAY NOT BE ALLOWED TO QUALIFY THE LAND FOR THAT SPECIAL APPRAISAL IN A SUBSEQUENT TAX YEAR AND THE LAND MAY THEN BE APPRAISED AT ITS FULL MARKET VALUE. IN ADDITION, THE TRANSFER OF THE LAND OR A SUBSEQUENT CHANGE IN THE USE OF THE LAND MAY RESULT IN THE IMPOSITION OF AN ADDITIONAL TAX PLUS INTEREST AS A PENALTY FOR THE TRANSFER OR THE CHANGE IN THE USE OF THE LAND. THE TAXABLE VALUE OF THE LAND AND THE APPLICABLE METHOD OF APPRAISAL FOR THE CURRENT TAX YEAR IS PUBLIC INFORMATION AND MAY BE OBTAINED FROM THE TAX APPRAISAL DISTRICT ESTABLISHED FOR THE COUNTY IN WHICH THE LAND IS LOCATED.**

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Seller and Buyer, intending to be legally bound, have caused this Agreement to be executed as a sealed instrument as of the date first above written.

SELLER:

TCF ELROD, LLC,
a Texas limited liability company

By: Telos Capital Asset Management, LLC,
an Iowa limited liability company, its
Manager

By: Joshua Ungerecht
Name: Joshua Ungerecht
Title: Managing Member

BUYER:

HNO INTERNATIONAL, INC.,
a Nevada corporation

By: Donald Owens
Name: Donald W Owens
Title: Chairman

The undersigned hereby acknowledges receipt of this Agreement fully signed by Seller and Buyer on the date stated below, accepts this Agreement and agrees to perform the functions of Title Company hereunder and to perform the services of escrow agent for the Closing contemplated herein. The undersigned further assumes the duties of the "**Reporting Person**" as described in Section 6045 of the Code and the regulations promulgated thereunder.

TITLE COMPANY:

DECLARATION TITLE COMPANY

By: ______________________________
Name: ______________________________
Title: ______________________________

EXHIBIT A
TO PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION

TRACT ONE: A 1.0554 ACRE OR 80,019 SQUARE FEET TRACT OF LAND SITUATED IN THE H. & T.C.R.R. COMPANY SURVEY, SECTION 43, BLOCK 2, ABSTRACT NUMBER 438, HARRIS COUNTY, TEXAS, BEING THAT SAME 1.8554 ACRES OF LAND DESCRIBED IN DEED AND RECORDED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS, UNDER COUNTY CLERK'S FILE NUMBER 20160000344, SAID 1.8554 ACRES OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING AT A 5/8 INCH IRON ROD FOUND AT THE NORTHWESTERLY END DF A 15 FOOT CUT-BACK LINE BETWEEN THE NORTHERLY RIGHT-OF-WAY LINE OF FRANZ ROAD (100 FOOT RIGHT-OF-WAY) AND THE EASTERLY RIGHT-OF-WAY LINE ELROD ROAD (60 FOOT RIGHT-OF-WAY), FOR THE MOST WESTERLY SOUTHWEST CORNER OF THAT CERTAIN UNRESTRICTED RESERVE "A" OF PHILLIPS 66 AT FRANZ AND ELROD, A SUBDIVISION AS SHOWN ON MAP OR PLAT RECORDED UNDER FILM CODE NUMBER 530101 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS;

THENCE, N 01° 57' 51" W, ALONG THE EASTERLY RIGHT-OF-WAY LINE OF SAID ELROD ROAD, AT 179.11 FEET PASSING A 5/8 INCH IRON ROD WITH CAP STAMPED "EIC" FOUND MARKING THE NORTHWEST CORNER OF SAID UNRESTRICTED RESERVE "A" AND CONTINUING IN ALL A TOTAL DISTANCE OF 894.76 FEET TO A 5/8 INCH IRON ROD WITH CAP SET FOR THE MOST WESTERLY NORTHWEST CORNER OF THAT CERTAIN PARCEL 5, A CALLED 8.5641 ACRES OF LAND DESCRIBED IN DEED AND RECORDED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY. TEXAS, UNDER COUNTY CLERK'S FILE NUMBER 20100034669, SAME BEING THE SOUTHWEST CORNER AND POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE, N 01° 57' 51" W, CONTINUING ALONG THE EASTERLY RIGHT-OF-WAY LINE OF SAID ELROD ROAD, A DISTANCE OF 249.82 FEET TO A 5/8 INCH IRON ROD FOUND FOR THE SOUTHWEST CORNER OF A CALLED 21.3814 ACRES OR 931,374 SQUARE FEET TRACT PLATTED AS UNRESTRICTED RESERVE "A", BLOCK 1 OF ELROD ROAD DATA CENTER RECORDED UNDER FILM CODE NO. 681881, OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, SAME BEING THE NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, N 88° 02' 13" E, ALONG THE SOUTHERLY LINE OF SAID ELROD ROAD DATA CENTER. A DISTANCE OF 323.47 FEET TO A 5/8 INCH IRON ROD WITH CAP STAMPED "HOVIS SUR" FOUND FOR THE MOST NORTHERLY NORTHWEST CORNER OF AFORESAID PARCEL 5, SAME BEING THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, S 01° 56' 10" E, ALONG A WESTERLY LINE OF SAID PARCEL 5, A DISTANCE OF 249.96 FEET TO A 5/8 INCH IRON ROD WITH CAP STAMPED "HOVIS SUR" FOUND FOR AN INTERIOR CORNER OF SAID PARCEL 5, SAME BEING THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, S 80° 03' 42" W, ALONG THE SOUTHERLY NORTH LINE OF SAID PARCEL 5, A DISTANCE OF 323.36 FEET TO THE POINT OF BEGINNING AND CONTAINING WITHIN THESE METES AND BOUNDS 1.8554 ACRES OR 80,819 SQUARE FEET OF LAND. (AKA 0 ELROD RD. 043-104-000-0092)

TRACT TWO: UNRESTRICTED RESERVE "A", IN BLOCK 1 OF ELROD ROAD DATA CENTER, A SUBDIVISION IN HARRIS COUNTY, TEXAS ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO. 681881 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS. (AKA 2212 Elrod Rd. 138-794-001-0001)

EXHIBIT B
TO PURCHASE AND SALE AGREEMENT

SPECIAL WARRANTY DEED

AFTER RECORDING RETURN TO:

____
Attention: _____________________
____
____

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY AND ALL OF THIS FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF __________	§	
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF ________	§	

THAT, TCF ELROD, LLC, a Texas limited liability company ("Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid to Grantor by [______________________________], a [____________________] ("Grantee"), whose mailing address is [____], the receipt and sufficiency of such consideration being hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY, unto Grantee that certain real property (the "Land") being more particularly described in Exhibit "A" attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures situated thereon, if any (the "Improvements"), together with, without warranty, all rights, privileges and easements appurtenant to Grantor's interest in the Land and the Improvements, if any, including without limitation all of Seller's right, title and interest, if any, in and to all mineral and water rights and all easements, licenses, covenants and other rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and Improvements (the Land, the Improvements and all such easements and appurtenances being herein called, collectively, the "Property"), and together with, without warranty (express or implied), all interest (if any) of Grantor in strips or gores, if any, between the Property and abutting or immediately adjacent properties and any land lying in or under the bed of any street, alley, road or right-of-way abutting or immediately adjacent to the Property; subject, however, to those matters of record.

GRANTOR IS CONVEYING THE PROPERTY IN ITS "AS IS," "WHERE IS," CONDITION AND "WITH ALL FAULTS," AND GRANTOR DISCLAIMS ALL EXPRESS WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE CONTAINED HEREIN AND ANY OTHER EXPRESS WARRANTIES SET FORTH IN ANY OTHER INSTRUMENT OF CONVEYANCE DELIVERED CONTEMPORANEOUSLY WITH THIS DEED), ALL STATUTORY WARRANTIES, AND ALL IMPLIED WARRANTIES, WITH RESPECT TO THE PROPERTY; AND, AS TO ALL FIXTURES THEREON OR IMPROVEMENTS THERETO CONVEYED HEREBY, IF ANY, GRANTOR DISCLAIMS ALL WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY, TENANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

TO HAVE AND TO HOLD the Property, together with all and singular the rights, and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever, subject to the Permitted Exceptions (attached hereto as Exhibit "B"); and Grantor does hereby bind itself and its successors to WARRANT and FOREVER DEFEND, all and singular the said Property, subject to the Permitted Exceptions, unto Grantee, its successors and assigns, every person whomsoever lawfully claiming, or claim the same, or any part thereof, by, through, or under Grantor, but not otherwise, subject to the Permitted Exceptions.

Grantee, by its acceptance of this Deed and the conveyance hereunder, does hereby assume and agree to pay any and all ad valorem taxes and special assessments pertaining to the Property for calendar year 20__ and subsequent years, there having been a proper proration of ad valorem taxes and special assessments for the current calendar year between Grantor and Grantee. Grantee by its acceptance of this Deed and the conveyance hereunder, does further hereby assume and agree to pay any and all ad valorem taxes relating to a subsequent change in the usage or ownership of the Property, whether by reason of this conveyance or hereafter.

[Remainder of page intentionally left blank; Signature page follows.]

IN WITNESS WHEREOF, this instrument has been executed as of (but not necessarily on) this ________________________, 202__.

GRANTOR:

TCF ELROD, LLC,
a Texas limited liability company

By: Telos Capital Asset Management, LLC, an Iowa limited liability company, its Manager

By: ________________________
Name: ________________________
Title: Managing Member

AGREED AND ACCEPTED:

GRANTEE:

________________, a ______________

By: ________________________
Name: ________________________
Title: ________________________

STATE OF ________ §
§
COUNTY OF ________ §

I, ______________________________, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ____________________________, personally known to me to be the ______________ of TCF ELROD, LLC, a Texas limited liability company,, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such he signed and delivered the said instrument, pursuant to authority, as his free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and official seal this ______ day of __________________, 202__.

____
Notary Public
My Commission Expires:_______________

STATE OF ________ §
§
COUNTY OF ________ §

I, ______________________________, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ___________________________, personally known to me to be the _______________ of _____________________, a Texas limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such he signed and delivered the said instrument, pursuant to authority, as his free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and official seal this ______ day of ___________________, 202__.

____
Notary Public
My Commission Expires:________________

Exhibit "A"
LEGAL DESCRIPTION

Exhibit “B”
Permitted Exceptions

EXHIBIT C
TO PURCHASE AND SALE AGREEMENT

BILL OF SALE AND BLANKET ASSIGNMENT

THIS BILL OF SALE AND BLANKET ASSIGNMENT (this "Assignment") is made and entered into as of this [___] day of [__________________], 20__, between **TCF ELROD, LLC,** a Texas limited liability company ("**Assignor**"), and [__________________________], a [__________________________] ("**Assignee**").

1. Assignment. Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of [____________________ ___, 2023] ("**Purchase Agreement**"), pursuant to which Assignor agreed to sell, and Assignee agreed to purchase, all of Assignor's right, title and interest in and to the Lease and Development Rights, if any (collectively, the "**Assigned Property**") concerning the real property described on **Exhibit "A"** attached hereto. Capitalized terms but not defined herein have the meaning ascribed to them in the Purchase Agreement. For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, conveys, grants, signs over, confirms and delivers to Assignee, to have and to hold, all of its right, title and interest in and to all of the Assigned Property. For the avoidance of doubt, Assignor is not selling, assigning, transferring, conveying, granting, signing over, confirming or delivering to Assignee or its successors and assigns any of its right, title and interest in and to any of the Excluded Property.

2. Assumption. Assignee hereby assumes the obligations of Assignor under the Assigned Property arising from and after the Effective Date and will perform, discharge and observe all the duties, obligations and undertakings of Assignor under the Assigned Property arising from and after this date.

3. Disclaimer. Except as set forth herein above or in the Purchase Agreement, the Assigned Property is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE ASSIGNED PROPERTY CONVEYED HEREUNDER, AND ALL OTHER REPRESENTATIONS AND WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OF THE STATE OR STATES WHERE THE ASSIGNED PROPERTY IS LOCATED (TO THE EXTENT APPLICABLE).

4. Covenants Binding. All of the covenants, terms set forth herein will be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

5. Counterparts. This Assignment may be executed in any number of counterparts, each of which will be deemed an original and all of which, taken together, will constitute one

instrument. The parties further agree that an executed facsimile or electronic counterpart hereof shall constitute a binding agreement and be treated as an original document.

6. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

7. Waiver of Trial By Jury. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF ASSIGNOR AND ASSIGNEE (A) COVENANTS NOT TO AND WILL NOT ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR THE RELATIONSHIP BETWEEN THE PARTIES AS ASSIGNEE AND ASSIGNOR, THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as a sealed instrument as of the date first above written.

ASSIGNOR:

TCF ELROD, LLC,
a Texas limited liability company

By: Telos Capital Asset Management, LLC,
an Iowa limited liability company, its
Manager

By: ________________________
Name: ______________________
Title: Managing Member

ASSIGNEE:

[__________________________], a
[__________________________]

By: ________________________
Name: ______________________
Title: ______________________

EXHIBIT A TO BILL OF SALE AND BLANKET ASSIGNEMENT

LEGAL DESCRIPTION